                                                                       EXHIBIT 4

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (the "Agreement") is made and entered into as of May 15, 1997 (the "Issue Date"), by and among the holders set forth on Schedule A hereto (the "Holders") and Signature Resorts, Inc., a Maryland corporation (the "Company").

     This Agreement is made in connection with an Agreement and Plan of Merger, dated May 15, 1997 (the "Merger Agreement"), among the Company, a wholly-owned subsidiary of the Company (the "Subsidiary") and Plantation Resorts Group, Inc., a Virginia corporation ("PRG"), pursuant to which the Subsidiary will merge with and into PRG (the "Merger"). As a result of the Merger, the Holders will exchange of their interests in PRG for an aggregate number of shares of Company common stock, $0.01 par value per share (the "Common Stock"), as determined in accordance with Section 1.3 of the Merger Agreement. As used herein the term "Registrable Shares" shall refer to such aggregate number of shares of Common Stock upon original issuance thereof, and at all times subsequent thereto, and shall include any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in a combination or recapitalization -of such shares, until the earlier to occur of such time as (i) a registration statement of the Company that covers such Registrable Shares has been declared effective and any such Registrable Shares have been disposed of in accordance with such effective registration statement and (ii) such earlier time as all such shares are tradeable without restriction under any applicable rules and regulations under the Securities Act of 1933, as amended (the "Securities Act").

     The parties hereby agree as follows:

     1.  Shelf Registration.
         ------------------

     (a) The Company shall (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act covering the Registrable Shares, or (ii) amend an effective Shelf Registration of the Company to provide for the inclusion of the Registrable Shares (the "Shelf Registration"). The Shelf Registration shall be on Form S-1 or another appropriate form (e.g. Form S-3 after having established eligibility
                             ----
therefor) permitting registration of the Registrable Shares for resale by the Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings; provided, however, that if Form S-1 is used to register the Registrable Shares and the Company shall thereafter become eligible to use Form S-3, the Company shall, beginning with the Company's next filing after having established S-3 eligibility, file with the Commission a post-effective amendment to the Shelf Registration converting the Form S-1 into a Form S-3). The Company shall use its maximum reasonable efforts (subject in all cases to any procedures and limitations which may be imposed by the staff of the Commission) to (i) cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable following the closing of the Merger contemplated in the Merger Agreement; and (ii) keep the Shelf Registration continuously effective under the Securities Act for a period (the "Effectiveness Period") of the shorter of (A) three years from the Issue Date,
(B) such period that will terminate when all Registrable Shares are tradeable without restriction under any applicable rules and regulations under the Securities Act, and (C) such period that will terminate when all Registrable Shares covered by the Shelf Registration have been disposed of in accordance with the Shelf Registration.

     (b) The Company may require in its sole discretion that Registrable Shares proposed to be sold pursuant to the Shelf Registration effected pursuant to this
Section 1 be sold in trades, which shall be block trades if requested by the approved underwriter(s) or broker-dealer, through approved underwriter(s), or broker-dealers, including Montgomery Securities, Goldman Sachs & Co., Smith Barney Inc. or Paine Webber Incorporated, or such other underwriter(s) or broker-dealers selected by the Company. In the event that the Company has either given Notice or at such time gives Notice of an Underwritten Offering (each as defined in Section 2 below) in which the Holder is offered the opportunity to participate and the Company provides with such Notice a statement signed in the name of the Company that the Company reasonably anticipates the completion of such Underwritten Offering within 30 days of the date of the Notice, the Company may require that the Holders discontinue public sales of such Holder's Registrable Securities (other than through such Underwritten Offering) for the shorter of the 30-day period set forth in such Notice or the period ending on the date of the closing of such Underwritten Offering. In the event any of the Registrable Shares covered by the Shelf Registration effected pursuant to this Section 1 are sold in such an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage such offering will be selected in accordance with Section 6 below.

     (c) The Company may include in any such Shelf Registration referred to in this Section 1 other shares of Common Stock of the Company held by other security holders of the Company who have registration rights.

     2.  Incidental Registration.  If, at any time or from time to time during a
         -----------------------
period of two years following the Issue Date, the Company shall propose to file with the Commission a registration statement (a "Registration Statement") under the Securities Act with respect to the proposed sale by the Company of shares of Common Stock (or securities exchangeable or convertible therefor) to an underwriter(s) for reoffering to the public (an "Underwritten Offering") (other than in connection with an offering on Form S-4 or Form S-8 or successor forms of such registration statements under the Securities Act), then the Company shall in each case give written notice (the "Notice") of such proposed filing to the Holders not less than 30 days before the anticipated filing date, which shall offer to the Holders the opportunity to include in such Registration Statement such number of Registrable Shares as each Holder may request. Upon written request by any Holder given within 15 days after the giving of the Notice, the Company shall include in any Registration Statement relating to the Common Stock of the Company all or such portion of the Registrable Shares as the Holders may request. Neither the delivery of the Notice by the Company nor of such request by the Holders shall obligate the Company to file such Registration Statement and, notwithstanding the filing of such Registration Statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such Registration Statement relates, without liability or obligation to the Holders. As a condition to any Holder including any Registrable Shares in any Registration Statement pursuant to this Section 2, such Holder agrees to effect sales of such Registrable Shares thereunder solely under the plan of distribution established by the Company and set forth therein.

     3.  Company's Obligations.  In connection with the Company's obligation to
         ---------------------
effect a Shelf Registration pursuant to Section 1, or in the event the Company files a Registration Statement in connection with an Underwritten Offering pursuant to Section 2, it shall:

     (a) Prior to the filing of any Shelf Registration or Registration Statement or any amendment or supplement thereto, furnish to the Holders and one counsel chosen by the selling Holders copies of all documents required to be filed, which documents shall be subject to review by such Holders and counsel before the filing is made, and comply with any reasonable request made by such Holders or counsel to make changes to any information relating to such Holders contained in such filing or documents;

     (b) Notify the Holders as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date of such Shelf Registration or Registration Statement;

     (c) Notify the Holders, promptly after the Company shall receive notice thereof, of the time when such Shelf Registration or Registration Statement became effective or any amendment or supplement to any prospectus forming a part of such Shelf Registration or Registration Statement has been filed;

     (d) Notify the Holders promptly of any request by the Commission for the amending or supplementing of such Shelf Registration, Registration Statement or related prospectus or for additional information;

     (e) Prepare and file with the Commission any amendments or supplements to such Shelf Registration, Registration Statement or related prospectus which may be necessary or advisable to keep such Shelf Registration or Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Registrable Shares covered by such Shelf Registration or Registration Statement during the period required for the distribution of such securities, which, in the case of a Registration Statement filed pursuant to Section 2 in connection with an Underwritten Offering, shall not be in excess of 120 days from the effective date of the Registration Statement or post-effective amendment pursuant to which such Registrable Shares may be sold;

     (f) Prepare and promptly file with the Commission, and promptly notify the Holders of the filing, of any amendment or supplement to such Shelf Registration or Registration Statement or prospectus which may be necessary to correct any statements therein or omission therefrom if, at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (g) In case the Holders or any underwriter(s) for the Holders are required to deliver a prospectus, prepare promptly upon request such amendment or amendments to such Shelf Registration or Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

     (h) Advise the Holders promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Shelf Registration or Registration Statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use its maximum reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (i) Use its maximum reasonable efforts to qualify such Registrable Shares for sale under the securities or blue sky laws of such states within the United States as the Holders may reasonably designate, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such state or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (j) Furnish to the Holders, as soon as available, copies of any such Shelf Registration or Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared thereto, all in such quantities required as they may from time to time reasonably request;

     (k) Enter into a written underwriting agreement in customary form and substance satisfactory to the Company and any managing underwriter or underwriters of any Underwritten Offering;

     (l) Include for quotation all Registrable Shares covered by such Shelf Registration or Registration Statement on the NASDAQ National Market or such other securities exchange on which the Common Stock may then be traded;

     (m) Provide a transfer agent and registrar for all Registrable Shares covered by such Shelf Registration or Registration Statement not later than the effective date of such Shelf Registration or Registration Statement; and

     (n) Comply or continue to comply in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with all applicable rules and regulations of the Commission promulgated thereunder.

     Each Holder of Registrable Shares agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) hereof, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

     4.  Holders' Obligation to Furnish Information.  In connection with the
         ------------------------------------------
Company's obligation to effect a Shelf Registration pursuant to Section 1, or in the event the Company files a Registration Statement in connection with an Underwritten Offering pursuant to Section 2, each Holder shall furnish information to the Company concerning such Holder's holdings of securities of the Company and the proposed method of sale or other disposition of the Registrable Shares and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of the Shelf Registration, any Registration Statement or any post-effective amendment covering all or part of the Registrable Shares in order to insure full compliance with the Securities Act and the Exchange Act. Each Holder further agrees to enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriter(s) may reasonably request as being necessary to ensure compliance with the federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. ("NASD") or otherwise to effectuate the offering.

     5.  Expenses.  The Company shall pay all expenses (the "Registration
         --------
Expenses") incident to each registration of the Registrable Shares under Sections 1 and 2, including, without limitation, all registration, filing, NASD and listing fees, all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance, reasonable fees and disbursements for one counsel for the selling Holders, and compliance, premiums and other costs of policies of insurance purchased by the Company at its option against liabilities arising out of the public offering of such Registrable Shares, but excluding underwriting discounts and commissions and fees and expenses of underwriter(s), selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares, transfer taxes, fees and disbursements for more than one counsel for selling Holders and other selling expenses, if any, which shall be paid by the selling Holders.

     6.  Selection of Underwriter.  In the event of any Registration Statement
         ------------------------
filed in connection with an Underwritten Offering pursuant to Section 2 and in the event any of the Registrable Shares covered by the Shelf Registration effected pursuant to Section 1 are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company.

     7.  Priority in Incidental Registration.  If in connection with an
         -----------------------------------
Underwritten Offering registered pursuant to Section 2, the managing underwriter(s) of such Underwritten Offering informs the Company and the Holders by letter of its belief that the number of securities requested to be included in such Registration Statement exceeds the number which should be sold in such Underwritten Offering, then the Company will include in such Registration Statement, to the extent of the number which the Company is so advised should be sold in such Underwritten Offering, (i) first, all shares of Common Stock proposed to be sold by the Company for its own account and (ii) second, the number of Registrable Shares proposed by the Holders to be included in the registration that, in the opinion of such managing underwriter(s), can be sold without adversely affecting the price or probability of success of such Underwritten Offering, allocated pro rata among such Holders, on the basis of the relative amount of Registrable Shares requested to be included in such Registration Statement; provided that in all cases the Holders of
                             --------
Registrable Shares shall be entitled to include in any such registration an aggregate of up to 25% of the total number of shares sold in any such Underwritten Offering.

     8.  Underwritten Offerings.  In the event that Registrable Shares are to be
         ----------------------
distributed through an Underwritten Offering, each Holder offering Registrable Shares in such Underwritten Offering shall be a party to the underwriting agreement between the Company and such underwriter(s) and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holder.
Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s), other than representations, warranties or agreements regarding the Holders, the Registrable Shares, and the Holders' intended method of distribution and any other representations required by law. Any representations or warranties to or agreements with the underwriter(s) made by the Holders shall also be made to and for the benefit of the Company.

     9.  Indemnification.
         ---------------

     (a) By the Company.  In the event of any registration of the Registrable
         --------------
Shares of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless each Holder with respect to the Registrable Shares included in such registration, its directors, officers, underwriters and each other person, if any, who controls any Holder within the meaning of the Securities Act, against any losses, claims, damages (including reasonable attorneys' fees) or liabilities, joint or several, to which the Company or such Holder or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable
                                 --------
in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such underwriter or such Holder, as the case may be, specifically for use in the preparation thereof and; provided, further, that the Company shall
                                    --------  -------
not be liable to any person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to written confirmation of the sale of the Registrable Shares to such person if such statement or omission was corrected in such final prospectus as amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such underwriter or such Holder or any such director, official, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

     (b) Indemnification by the Holders.  Each Holder agrees that, as a
         ------------------------------
condition to including any Registrable Shares in any registration statement filed pursuant to Section 1 or 2, that each such Holder with Registrable Shares included in such registration statement will and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a) of this Section 9) the Company, each director of the Company, each officer of the Company, each other person who participates as an underwriter in an Underwritten Offering and each other person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder concerning such Holder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, that
                                                               --------
any amounts paid by a Holder pursuant to this Section 9(b) to indemnify the Company (including any director, officer or controlling person thereof) shall not exceed net proceeds received by such Holder from the sale of its Registrable Shares included in any such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder.

     Nothing herein shall preclude the Company from receiving indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto, or any preliminary prospectus.

     (c) Notices of Claims, etc.  Promptly after receipt by an indemnified party
         ----------------------
of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided
--------
herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party,
(ii) the indemnified party shall have reasonably concluded upon written advice of legal counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Other Indemnification.  Indemnification similar to that specified in
         ---------------------
paragraphs (a) through (c) of this Section 9 (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any Federal or state law or regulation or any governmental authority other than the Act.

     (e) Indemnification Payment.  The indemnification required by this Section
         -----------------------
9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (f) Contribution.  If the indemnification provided for in this Agreement
         ------------
shall for any reason be unavailable or insufficient (other than by reason of exceptions provided in those sections) to an indemnified party under paragraphs
(a), (b) and (d) of this Section 9 in respect to any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and any Holder on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10.  Rule 144.  So long as the Company has any securities registered under
          --------
Section 12 of the Exchange Act, the Company will timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will upon the request of Holders of a majority of the Registrable Shares, make publicly available other information for a period of up to four months) and will take such further action as such Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of such Holders, the Company will deliver to such Holders a written statement as to whether it has complied with such requirements. For so long as the Holders are affiliates of the Company due to their ownership of the Registrable Shares, the provisions of this Section 10 shall survive the termination or cancellation of this Agreement.

     11.  Amendments and Waivers.  This Agreement may be amended and the Company
          ----------------------
may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Holders of a majority of the Registrable Shares.

     12.  Notices.  Any notice from one party to the other shall be in writing
          -------
and either delivered personally or by certified or registered mail, postage prepaid, or by telegram, telecopier, or by overnight mail delivery by a nationally recognized courier, and shall be deemed given when so delivered personally or, if mailed or given by telegram or telecopier or overnight mail, upon receipt thereof by the addressees, as follows:

     If to the Company:

               Signature Resorts, Inc.
               Attention:  Andrew D. Hutton, Esq.
               5933 Century Boulevard, Suite 210
               Los Angeles, California  90045
               Telephone:  (310) 348-1000
               Telecopy:   (310) 348-1010

               with a copy to:

               Edward H. Brown, Esq.
               Schreeder, Wheeler & Flint
               1600 Candler Building
               127 Peachtree Street, N.E.
               Atlanta, Georgia  30303

          If to any Holder:

               At its address as it appears on the register of holders of Common Stock maintained by the Company.

          13.  Assignment.  This Agreement shall be binding upon and inure to
               ----------
the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns as hereinafter set forth in this Section 13.
In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent holder ("Subsequent Holders") of any Registrable Shares, except any Subsequent Holder with respect to Registrable Shares acquired in a public offering pursuant to a Registration Statement or an exemption from registration under Rule 144 under the Securities Act.

          14.  Descriptive Headings.  The descriptive headings of the several
               --------------------
sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          15.  Governing Law.  The validity of this Agreement and all matters
               -------------
relating to its interpretation and performance shall be interpreted in accordance with the laws of the State of California applicable to contracts made and fully performed therein, but without regard to principles of conflicts of law. The courts in Los Angeles, California shall have exclusive jurisdiction over any controversy arising under this Agreement and venue in Los Angeles is appropriate.

          16.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          17.  Attorneys' Fees.  In the event that either party is required to
               ---------------
file suit to enforce the provisions of this Agreement, the parties agree that the costs of such action, including reasonable attorneys fees, or the similar costs of the defense of such action, shall be paid by the losing party to the prevailing party.

          18.  Entire Agreement; Amendment.  This Agreement contains all of the
               ---------------------------
terms agreed upon by the parties with respect to the subject matter herein and there are no representations or understandings between the parties except as provided in this Agreement. This Agreement may not be amended or modified in any way except by a written amendment duly executed by each of the parties.

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

                         SIGNATURE RESORTS, INC.

                         By:
                            -------------------------------------------
                         Title: COO
                               ----------------------------------------

                         HOLDERS

                         /s/ KAY F. GOW
                         ----------------------------------------------
                         KAY GOW

                         /s/ ROBERT GOW
                         ----------------------------------------------
                         ROBERT GOW


                         OFFSITE INTERNATIONAL, INC.

                         By:
                            -------------------------------------------
                         Title: President
                               ----------------------------------------

                                    [CORPORATE SEAL]


                         PLANTATION GROUP, L.L.C.

                         By:
                            -------------------------------------------



                         BUSH CONSTRUCTION, INC.

                         By:
                            -------------------------------------------
                         Title:
                               ----------------------------------------

                                    [CORPORATE SEAL]

                                  SCHEDULE "A"
                                  ------------


Kay Gow
Robert Gow
Offsite International, Inc.
Plantation Group, L.L.C.
Bush Construction, Inc.